                                                                       EXHIBIT 3

                               VOTING AGREEMENT


          THIS VOTING AGREEMENT ("Agreement") is executed and delivered as of June 22, 2000, by Charles W. Bidwill, Jr., an individual resident of the State of Illinois, William S. Farish, an individual resident of the State of Kentucky,
J. David Grissom, an individual resident of the State of Kentucky, Seth W. Hancock, an individual resident of the State of Kentucky, Daniel P. Harrington, an individual resident of the State of Ohio, Frank B. Hower, Jr., an individual resident of the State of Kentucky, G. Watts Humphrey, Jr., an individual resident of the State of Pennsylvania, Brad M. Kelley, an individual resident of the State of Kentucky, Thomas H. Meeker, an individual resident of the State of Kentucky, Carl F. Pollard, an individual resident of the State of Kentucky, Dennis D. Swanson, an individual resident of the State of Connecticut, and Darrell R. Wells, an individual resident of the State of Kentucky (each, a "Shareholder" and collectively, the "Shareholders"), in favor of and for the benefit of Richard L. Duchossois, an individual resident of the State of Illinois (who also owns shares of the Company (as defined below)) and Duchossois Industries, Inc., an Illinois corporation ("D Corp.").

          WHEREAS, each Shareholder controls the right to vote the number of shares of common stock of Churchill Downs Incorporated, a Kentucky corporation (the "Company") set forth opposite such Shareholder's name on Appendix A hereto (as to each Shareholder, the "Shares");

          WHEREAS, D Corp., the Company and certain of their wholly-owned subsidiaries have entered into an Agreement and Plan of Merger, dated as of the date hereof (as such agreement may be amended from time to time, the "Merger Agreement;" capitalized terms not otherwise defined herein shall have the meanings given them in the Merger Agreement) pursuant to which certain subsidiaries of D Corp. will be merged with and into certain subsidiaries of the Company; and

          WHEREAS, D Corp. has required, as a condition to entering into the Merger Agreement, that the Shareholders enter into this Agreement.

          NOW, THEREFORE, in order to induce D Corp. to enter into the transactions contemplated by the Merger Agreement, and in further consideration of the mutual covenants and agreements contained herein, the parties agree as follows:

          Section 1. Representation and Warranties. Each Shareholder represents
                     -----------------------------
and warrants to D Corp. that:

               (a) The Shareholder has the legal capacity, power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

               (b) The Shareholder has the sole voting power with respect to all the Shares, and there exist no liens, claims, security interests, options, proxies, voting agreements, charges or encumbrances of whatever nature ("Liens") affecting such Shareholder's Shares except as set forth on such Appendix A.

               (c) The Shares constitute all of the securities (as defined in Section 3(10) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which definition shall apply for all purposes of this Agreement) of the Company owned of record and/or beneficially owned (as defined in Rule 13d-3 under the Exchange Act, which meaning shall apply for all purposes of this Agreement), directly or indirectly, by such Shareholder (excluding any securities beneficially owned by any of his or her affiliates or associates (as such terms are defined in Rule 12b-2 under the Exchange Act, which definition shall apply for all purposes of this Agreement) or as to which he or she does not have sole voting power).

               (d) This Agreement has been duly and validly executed and delivered by the Shareholder and constitutes a legal, valid and binding obligation of such Shareholder, enforceable against, him or her in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors, and to rules of law governing specific performance, injunctive relief and other equitable remedies.

               (e) None of the execution, delivery or performance of this Agreement will directly or indirectly, (i) result in any violation or breach of any agreement or other instrument to which the Shareholder is a party or by which such Shareholder or any of the Shares is bound; or (ii) result in a violation of any law, rule, regulation, order, judgment or decree to which such Shareholder or any of the Shares is subject. The execution and delivery of this Agreement by the Shareholder does not, and the performance of this Agreement by such Shareholder shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental entity, other than any required notices or filings pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act"), the federal securities laws or any statute or regulation relating to the horse-racing industry.

     Section 2. Representations and Warranties of D Corp. D Corp.
                ----------------------------------------
represents and warrants to the Shareholder as follows:

          (a) D Corp. is duly organized and validly existing and in good standing under the laws of the State of Illinois, has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement. This Agreement has been duly and validly executed and delivered by D Corp. and constitutes a legal, valid and binding obligation of D Corp., enforceable against D Corp. in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors, and to rules of law governing specific performance, injunctive relief and other equitable remedies.

          (b) None of the execution, delivery or performance of this Agreement will directly or indirectly, (i) result in any violation or breach of any agreement or other instrument to which D Corp. is a party or by which D Corp. is bound, including, without limitation, the articles of incorporation and bylaws of D Corp.; or (ii) result in a violation of any law, rule, regulation, order, judgment or decree to which D Corp. is subject. The execution and delivery of this Agreement by D Corp. does not, and the performance of this Agreement by D Corp. shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental entity, other than any required notices or filings pursuant to the HSR Act, the federal securities laws or any statute or regulation relating to the horse-racing industry.

     Section 3.  Agreement to Vote Shares.  Each Shareholder, by this Agreement,
                 ------------------------
being the sole record and/or beneficial owner of the Shares, does hereby agree to vote or cause to be voted all such Shares at every meeting of the shareholders of the Company, however called (and every adjournment or postponement thereof), or by written consent in lieu of such a meeting or otherwise (i) in favor of the transactions contemplated by the Merger Agreement including, without limitation, in favor of the issuance of additional shares of common stock of the Company pursuant to the Merger Agreement and any other matters or proposals required by the Rules and Regulations of the National Association of Securities Dealers, Inc. to be submitted to a vote of the shareholders of the Company in order to consummate the transactions contemplated by the Merger Agreement and (ii) against any action or agreement that would result in a breach in any material respect of any covenant, representation, warranty or other obligation of the Company under the Merger Agreement or which is reasonably likely to result in any conditions to the Company's obligations under the Merger Agreement not being fulfilled. It is expressly understood that this Section 3 requires only that each Shareholder vote the Shares in accordance with this Agreement, and that nothing herein shall prohibit or restrain any such Shareholder from complying with his or her fiduciary obligations as a director or officer of the Company, on the advice of outside counsel.

          Section 4. Irrevocable Proxy. Concurrently with the execution of this
                     -----------------
Agreement, each Shareholder has delivered to D Corp. a proxy in the form attached hereto as Exhibit A (the "Proxy"), naming Mr. Richard L. Duchossois or his substitute as proxy, which proxy shall be irrevocable to the fullest extent permitted by law, with respect to the Shares, and shall be deemed to be coupled with an interest.

          Section 5. Transfer and Encumbrance. Each Shareholder agrees not to
                     ------------------------
transfer, sell, offer or otherwise dispose of or encumber any of the Shares, deposit any of the Shares into a voting trust, grant a proxy or power of attorney or enter into a voting agreement or similar agreement with respect to any of the Shares, or in any other matter limit such Shareholder's voting rights with respect to the Shares, other than pursuant to the proxy contemplated by this Agreement, during the term of this Agreement, unless such transferee agrees to assume Shareholder's obligations under this Agreement.

          Section 6. Additional Purchases. Each Shareholder agrees that any
                     --------------------
shares of capital stock of the Company acquired by such Shareholder with sole voting power on or after the date of this Agreement, whether pursuant to purchase, exercise of convertible securities or otherwise, shall be subject to the terms of this Agreement to the same extent as if they constituted Shares, and the term Shares shall be deemed to include any such shares of capital stock of the Company acquired by such Shareholder on or after the date of this Agreement.

          Section 7. No Ownership Interest. Nothing contained in this Agreement
                     ---------------------
shall be deemed to vest in D Corp. any direct or indirect ownership or incidence of ownership of or with respect to any Shares. Except as otherwise expressly provided herein, all rights, ownership, and economic benefits of and relating to the Shares and to options to acquire Shares shall remain and belong to the Shareholder, and D Corp. shall have no authority to manage, direct, superintend, restrict, regulate, govern, or administer any of the policies or operations of the

Company or exercise any power or authority to direct the Shareholder in the voting of any of the Shares.

          Section 8.  Specific Performance. The parties agree that irreparable
                      --------------------
damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with the specific terms hereof or were otherwise breached, and that such failure to perform or other breach would cause the other parties to sustain damages for which they would not have an adequate remedy at law for money damages. Each Shareholder agrees that in the event of any breach or threatened breach by any Shareholder of any covenant, obligation or other provision contained in this Agreement, D Corp. shall be entitled (in addition to any other remedy that may be available to it) to (a) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, (b) an injunction restraining such breach or threatened breach and (c) seek specific performance in any other manner; in each case in addition to any other remedy D Corp. may have at law or in equity.

          Section 9.  Adjustments. The number of any type of securities subject
                      -----------
to this Agreement shall be appropriately adjusted in the event of any stock dividends, stock splits, recapitalizations, combinations, exchanges of shares or the like or any other action that would have the effect of changing the Shareholders' ownership of the Company's capital stock or other securities.

          Section 10. Termination. This Agreement shall terminate on the earlier
                      -----------
of (a) the "Closing," as defined in the Merger Agreement and (b) the date the Merger Agreement is terminated in accordance with its terms.

          Section 11. Notices. All notices and other communications pursuant to
                      -------
this Agreement shall be in writing and shall be deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally or sent by nationally recognized overnight courier to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          If to D Corp.:

          with a copy to:


          if to any Shareholder, addressed to him or her at the address listed in Appendix A opposite such Shareholder's name:

          with a copy to:

          Churchill Downs Incorporated
          700 Central Avenue
          Louisville, Kentucky 40208
          Attn: Rebecca C. Reed

          And

          Skadden, Arps, Slate, Meagher & Flom (Illinois)
          333 West Wacker Drive
          Suite 2100
          Chicago, Illinois 60606
          Attn: William R. Kunkel

          All such notices and other communications shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery and
(b) in the case of delivery by nationally recognized overnight courier, on the first business day following dispatch.

          Section 12. Severability. If any provision of this Agreement or any
                      ------------
part of any such provision is held under any circumstances to be invalid or enforceable in any jurisdiction, then (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) such invalidity of enforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Agreement. Each provision of this

Agreement is separable from every other provision of this Agreement, and each part of each provision of this Agreement is separable from every other part of such provision.

          Section 13. Governing Law. This Agreement and the legal relations
                      -------------
among the parties hereto shall be governed by and construed in accordance with the laws of the State of Kentucky, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

          Section 14. Delivery to Secretary. On the date hereof, each
                      ---------------------
Shareholder shall cause to be delivered to the Secretary of the Company an executed copy of the Proxy attached hereto as Exhibit A.

          Section 15. Waiver. No failure on the part of D Corp. to exercise any
                      ------
power, right, privilege or remedy under this Agreement, and no delay on the part of D Corp. in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any other such power, right, privilege, or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. D Corp. shall not be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

          Section 16. Captions. The captions in this Agreement are for
                      --------
convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

          Section 17. Further Assurances. Each Shareholder shall execute or
                      ------------------
cause to be delivered to D Corp. or the Company such instruments and other documents and shall take such other actions as D Corp may reasonably request to effectuate the intent and purposes of this Agreement. Each Shareholder agrees not to take any action that would have the effect of preventing him or her from performing his or her obligations under this Agreement.

          Section 18.  Entire Agreement.  This Agreement sets forth the entire
                       ----------------
understanding of the Shareholders and D Corp. relating to the subject matter hereof and supersedes all prior agreements and understandings between such parties relating to the subject matter hereof.

          Section 19. Amendments. This Agreement may not be amended, modified,
                      ----------
altered or supplemented other than by means of a written instrument duly executed and delivered on behalf the party against whom enforcement of such amendment is sought.

          Section 20. Assignment. This Agreement and all obligations of the
                      ----------
Shareholders hereunder are personal to the Shareholders and may not be transferred or assigned by any Shareholder at any time. D Corp. may assign its rights under this Agreement to its affiliates at any time; provided, however, that Mr. Richard L. Duchossois may, as proxy, appoint a substitute as contemplated by Section 4 hereof and the Proxy, the form of which is attached hereto as Exhibit A.

          Section 21. Binding Nature. Subject to Section 20, this Agreement will
                      --------------
be binding upon each Shareholder and each Shareholder's representatives, executors, administrators, estate, heirs, successors and assigns, and will inure to the benefit of D Corp. and its successors and assigns. Without limiting the foregoing, each Shareholder agrees that the obligations of such Shareholder hereunder shall not be terminated by operation of law, whether by death or incapacity of such Shareholder, or, in the case of a trust, by the death or incapacity of any trustee or the termination of such trust.

          Section 22. Fees and Expenses. All fees and expenses incurred by any
                      -----------------
of the parties hereto shall be borne by the party incurring such fees and expenses.

          Section 23. Counterparts. This Agreement may be executed in any number
                      ------------
of counterparts, each of which shall, when executed, be deemed to be an original, and all of which shall be deemed to be one and the same instrument. It shall not be a condition to the effectiveness of this Agreement that all parties have signed the same counterpart.

          Section 24. Survival. All representations and warranties contained
                      --------
herein shall survive the termination hereof.

          IN WITNESS WHEREOF, and intending to be legally bound hereby, D Corp. and each of the Shareholders have executed this Agreement on the date first above written.


                       DUCHOSSOIS INDUSTRIES, INC.

                       /s/ Richard L. Duchossois
                       _____________________________________
                       Name:  Richard L. Duchossois
                       Title: Chairman


                       RICHARD L. DUCHOSSOIS

                       /s/ Richard L. Duchossois
                       _____________________________________


                       CHARLES W. BIDWILL, JR.


                       /s/ Charles W. Bidwill, Jr.
                       -------------------------------------


                       WILLIAM S. FARISH


                       /s/ William S. Farish
                       -------------------------------------


                       J. DAVID GRISSOM


                       /s/ J. David Grissom
                       -------------------------------------

                       SETH W. HANCOCK


                       /s/ Seth W. Hancock
                       -------------------------------------


                       DANIEL P. HARRINGTON


                       /s/ Daniel P. Harrington
                       -------------------------------------


                       FRANK B. HOWER, JR.


                       /s/ Frank B. Hower, Jr.
                       -------------------------------------


                       G. WATTS HUMPHREY, JR.


                       /s/ G. Watts Humphrey, Jr.
                       -------------------------------------


                       BRAD M. KELLEY


                       /s/ Brad M. Kelley
                       -------------------------------------


                       THOMAS H. MEEKER


                       /s/ Thomas H. Meeker
                       -------------------------------------

                       CARL F. POLLARD


                       /s/ Carl F. Pollard
                       -------------------------------------


                       DENNIS D. SWANSON


                       /s/ Dennis D. Swanson
                       -------------------------------------

                       DARRELL R. WELLS


                       /s/ Darrell R. Wells
                       -------------------------------------

                                  APPENDIX  A




     Name                            Shares
     ----                            ------

     Charles W. Bidwill, Jr.           451,680
     William S. Farish                 106,560
     J. David Grissom                  209,400
     Seth W. Hancock                    78,000
     Daniel P. Harrington                    0
     Frank B. Hower, Jr.                 2,200
     G. Watts Humphrey, Jr.             51,000
     Brad M. Kelley                  1,000,000
     Thomas H. Meeker                   29,413
     Carl F. Pollard                   173,080
     Dennis D. Swanson                   1,000
     Darrell R. Wells                   10,000


All communications to the Shareholders should be sent as follows:

                                   EXHIBIT A

                           LIMITED IRREVOCABLE PROXY


          The undersigned shareholder of Churchill Downs Incorporated, a Kentucky corporation (the "Company"), hereby irrevocably appoints Richard L. Duchossois the attorney and proxy of the undersigned, with full power of substitution and resubstitition, to vote the undersigned's Shares (as defined in the Merger Agreement), and any and all other shares of capital stock of the Company acquired by the undersigned which the undersigned is otherwise entitled to vote on or after the date hereof, but only with respect to (i) approval of the consummation of the transactions contemplated by the Agreement and Plan of Merger, dated as of June ___, 2000 (the "Merger Agreement"), among the Company, Duchossois Industries, Inc. ("D Corp.") and certain of their wholly-owned subsidiaries, including, without limitation, in favor of the issuance of additional shares of common stock of the Company pursuant to the Merger Agreement and any other matters or proposals required by the Rules and Regulations of the National Association of Securities Dealers, Inc. to be submitted to a vote of the shareholders of the Company in order to consummate the transactions contemplated by the Merger Agreement and (ii) against any action or agreement that would result in a breach in any material respect of any covenant, representation, warranty or other obligation of the Company under the Merger Agreement or which is reasonably likely to result in any conditions to the Company's obligations under the Merger Agreement not being fulfilled (the "Identified Matters"). It is expressly understood that nothing contained in this Proxy shall prohibit or restrain any such Shareholder from complying which his or her fiduciary obligations as a director or officer of the Company, on the advice of outside counsel. Upon the execution hereof, all prior proxies given by the undersigned with respect to the Shares, any securities of the Company to be acquired by the undersigned (to the extent that the undersigned has sole voting power with respect to such securities) and any and all other shares or securities issued or issuable in respect thereof on or after the date hereof are hereby revoked, but only to the extent that they relate to the Identified Matters, and no subsequent proxies will be given with respect to the Identified Matters. This proxy is irrevocable and coupled with an interest and is granted in connection with that certain Voting Agreement, dated as of the date hereof (the "Voting Agreement"), executed by certain shareholders of the Company and D Corp , and is granted in consideration of D Corp. entering into the Merger Agreement. The attorney and proxy named above will be empowered at any time prior to the termination of the Voting Agreement to exercise all voting and other rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents with respect to the Shares), but only with respect to the Identified Matters, at every meeting of the shareholders of the Company (and every adjournment or postponement thereof) or by written consent in lieu of such a meeting, or otherwise. This limited irrevocable proxy will terminate as of the termination of the Voting Agreement.

     Any obligations of the undersigned pursuant to this Limited Irrevocable Proxy shall be binding upon the successors and assigns of the undersigned.


Dated as of: _________, 2000



                          --------------------------------
                          Name:


SHARES WHICH SHAREHOLDER
HAS SOLE POWER TO VOTE
AND SUBJECT TO IRREVOCABLE
PROXY:


______________ shares of the common stock, no par value, of Churchill Downs
Incorporated.

                                      A-2